Exhibit 4.2
TRICO MARINE SERVICES, INC.
6.50% Senior Convertible Debentures due 2028
INDENTURE
Dated as of May 16, 2008
Wells Fargo Bank, National Association, Trustee

Page
SECTION 11.10 No Interpretation of or by Other Agreements	79
SECTION 11.11 Successors	79
SECTION 11.12 Multiple Originals	79
SECTION 11.13 Table of Contents; Headings	79
SECTION 11.14 Indenture and Debentures Solely Corporate Obligations	79
SECTION 11.15 Severability	80
SECTION 11.16 Benefits of Indenture	80
SECTION 11.17 Calculations	80
Exhibit A — Form of Debenture
Exhibit B — Form of Restrictive Legend for Common Stock Issued Upon Conversion

     INDENTURE dated as of May 16, 2008, between TRICO MARINE SERVICES, INC., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly authorized the creation of an issue of its 6.50% Senior Convertible Debentures due 2028 (the “Debentures”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Debentures, when the Debentures are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,
     NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 Definitions.
     “Acquisition” means the acquisition by the Company, directly or indirectly, of DeepOcean.
     “Acquisition Indebtedness” means that certain Indebtedness of DeepOcean outstanding as of the date hereof and acquired by the Company or any of its Subsidiaries as part of the Acquisition in an aggregate amount not to exceed NOK 1.5 billion.
     “Additional Interest” has the meaning specified for Additional Interest in Section 3(a) of the Registration Rights Agreement and Section 6.13 hereof.
     “Additional Interest Notice” has the meaning specified in Section 4.09.
     “Additional Shares” has the meaning specified in Section 10.04(b).
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 2.08(b).

     “Applicable Consideration” has the meaning specified in Section 10.06.
     “Bankruptcy Law” has the meaning specified in Section 6.01.
     “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Continuing Directors,” any committee thereof duly authorized to act on behalf of such Board.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Stock” of any Person means any and all shares, participations or other interests in (however designated) equity of such Person, excluding any debt securities convertible into such equity.
     “Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
     “Cash Equivalents” means, as to any Person, (i) (x) Dollars and (y) in the case of any Foreign Subsidiary of the Company, Euros and such local currencies held by any such Foreign Subsidiary from time to time in the ordinary course of its business, (ii) securities issued or directly and fully guaranteed or insured by (x) in the case of a Foreign Subsidiary of the Company organized in Norway, Norway or any agency of instrumentality thereof (provided that the full faith and credit of Norway is pledged in support thereof) and (y) in all cases, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), in either case having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) time deposits, certificates of deposit and bankers acceptances of any Lender (as defined in the Parent Credit Facility) or any commercial bank organized under the laws of the United States, any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development and, in each case, having total assets in excess of $10,000,000,000 (or an equivalent amount in the currency of any member country), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii)(y) above entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person, (vii) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (vi) above and (viii) in the case of Foreign Subsidiaries of the Company, overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

     “Cash Percentage” has the meaning specified in Section 10.12(b).
     “Closing Date” means May 16, 2008, the date as of which this Indenture was originally executed and delivered.
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Sections 10.06 and 10.13, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the Closing Date (namely, the Common Stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
     “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Company Optional Redemption Measuring Period” has the meaning specified in Section 3.01(a).
     “Company Order” has the meaning specified in Section 2.04.
     “Company Redemption Date” has the meaning specified in Section 3.02.
     “Company Redemption Election Notice” has the meaning specified in Section 3.02.
     “Company Repurchase Notice” has the meaning specified in Section 3.06.

     “Company Redemption Price” has the meaning specified in Section 3.01(a).
     “Company Settlement Notice” has the meaning specified in Section 10.12(b).
     “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, before deducting therefrom (i) consolidated interest expense of the Company and its Subsidiaries for such period, (ii) provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and (iii) the amount of all amortization of intangibles and depreciation to the extent that same was deducted in arriving at Consolidated Net Income for such period and without giving effect (x) to any extraordinary gains or extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses require a cash payment in a future period) and (y) to any or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business; provided that, for purposes of determining the Consolidated Leverage Ratio, pro forma adjustment shall be made for any vessels acquired by or delivered to the Borrower or any Subsidiary prior to the end of any Test Period as if such vessels were acquired or delivered on the first day of the relevant Test Period.
     “Consolidated Indebtedness” means, as at any date of determination, without duplication, the sum of (I) the aggregate stated balance sheet amount of all Indebtedness (but including, in any event, without limitation, the then outstanding principal amount of the Debentures, all outstanding 2027 Convertible Debentures, all Capitalized Lease Obligations and all purchase money Indebtedness) of the Company and its Subsidiaries at such time determined on a consolidated basis and (II) the aggregate amount of all Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness described in preceding clause (I) at such time determined on a consolidated basis.
     “Consolidated Leverage Ratio” means, as at any date of determination, the ratio of Consolidated Net Indebtedness as at such date to Consolidated EBITDA for the period (the “Test Period”) of four consecutive Fiscal Quarters most recently ending on or before such date.
     “Consolidated Leverage Ratio Indebtedness” means such Indebtedness incurred by the Company after the date hereof in a principal amount such that the Consolidated Leverage Ratio does not exceed 4 to 1 at the time of the incurrence of such Indebtedness.
     “Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that the net income of any Subsidiary of the Company shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and the net income (or loss) of any other Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.
     “Consolidated Net Indebtedness” means, on any date, (i) Consolidated Indebtedness on such date minus (ii) unrestricted cash and Cash Equivalents of the Company and its Subsidiaries on such date.

     “Contingent Obligation” means, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the Closing Date; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
     “Conversion Election Date” has the meaning specified in Section 10.12(b).
     “Conversion Date” has the meaning specified in Section 10.02.
     “Conversion Notice” has the meaning specified in Section 10.02.
     “Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” means initially 24.74023, subject to adjustment as set forth herein. The “Conversion Rate” constitutes the number of shares of Common Stock (or the Applicable Consideration or Public Acquirer Common Stock upon which the Conversion Settlement Amount receivable upon conversion of the Debentures is then based in accordance with Section

10.06 or 10.13) upon which the Conversion Settlement Amount for each $1,000 principal amount of Debentures is based from time to time.
     “Conversion Cash Settlement Amount” has the meaning specified in Section 10.12(e).
     “Conversion Limitation” has the meaning specified in Section 10.15.
     “Conversion Settlement Amount” has the meaning specified in Section 10.12.
     “Conversion Settlement Averaging Period” has the meaning specified in Section 10.12(e).
     “Conversion Settlement Election” has the meaning specified in Section 10.12(b).
     “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the Closing Date, located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202-2812 or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.
     “Credit Facilities” means, with respect to the Company or any Subsidiary, one or more credit facilities (including, without limitation, the credit agreements or commercial paper facilities) with commercial banks providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such banks or to special purpose entities formed to borrow from such banks against such receivables) or letters of credit or bank guarantees, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including the agreements governing the Existing Senior Permitted Indebtedness.
     “Current Market Price” has the meaning specified in Section 10.05(g)(i).
     “Custodian” has the meaning specified in Section 6.01.
     “Daily Conversion Cash Settlement Amount” has the meaning specified in Section 10.12(e).
     “Daily Settlement Amount” has the meaning specified in Section 10.12(e).
     “Daily Share Amount” has the meaning specified in Section 10.12(e).
     “Debentureholder” or “Holder” means the Person in whose name a Debenture is registered on the Registrar’s books.
     “Debentures” means any Debentures issued, authenticated and delivered under this Indenture, including any Global Debentures.

     “DeepOcean” means DeepOcean ASA, a Norwegian public limited company
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Depositary Entity” has the meaning specified in Section 9.04.
     “Determination Date” has the meaning specified in Section 10.05(k).
     “Distributed Assets” has the meaning specified in Section 10.05(d).
     “Dollars” and the sign “$”each means lawful money of the United States.
     “Domestic Subsidiary” means, as to any Person, each Subsidiary of such Person that is organized under the laws of the United States, any state thereof or the District of Columbia.
     “DTC” means The Depository Trust Company.
     “Effective Date” means the effective date of the applicable Fundamental Change.
     “Equity Conditions” means, as of each date of determination the Debentures and all shares of Common Stock issuable upon conversion of the Debentures shall be eligible for sale without restriction pursuant to an effective registration statement under the Registration Rights Agreement or under Rule 144 under the Securities Act without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act.
     “Event of Default” has the meaning specified in Section 6.01.
     “‘ex’ date” has the meaning specified in Section 10.05(g)(ii).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Existing Senior Permitted Indebtedness” means (i) (a) NOK 800,000,000 of Indebtedness under that certain Credit Agreement dated June 23, 1998, as subsequently amended, between Trico Shipping AS and Den Norske Bank ASA, or (b) if and when the Indebtedness under (i)(a) is repaid, $200,000,000 of Indebtedness under that certain Reducing Revolving Credit Facility between Trico Shipping AS and Nordea Bank Norge ASA, (ii) $100,000,000 of Indebtedness under that certain Credit Agreement dated April 24, 2008 by and among Trico Supply AS, Trico Subsea Holding AS, Trico Subsea AS, Nordea Bank Finland PLC, New York Branch, as Administrative Agent, Book Runner and Joint Lead Arranger, Bayerische Hypo-Und Vereinsbank AG, as Joint Lead Arranger, Nordea Bank Norge ASA,

Grand Cayman Branch and various lenders party from time to time thereto, and (iii) $50,000,000 of Indebtedness under the Parent Credit Facility.
     “Fair Market Value” has the meaning specified in Section 10.05(g)(iii).
     “Fiscal Quarter” means, with respect to the Company, the fiscal quarter publicly disclosed by the Company. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee’s request.
     “Foreign Subsidiary” means, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.
     “Fundamental Change” means the occurrence of any of the following after the Closing Date:
     (a) the consummation of any transaction that is disclosed in a Schedule 13D (or successor form) by any “person” and the result of which is that such “person” has become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body); or
     (b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or
     (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (d) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
     (i) any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction; or
     (ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (e) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common equity interests into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common equity interests are so listed or approved for listing in the United States.
     However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange or approved for listing on any United States system on automated dissemination of quotations of securities prices, and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other certificates representing common equity interests .
     “Fundamental Change Period” has the meaning specified in Section 3.04(c).
     “Fundamental Change Repurchase Date” means the applicable Effective Date (or if such date is not a Business Day, the next succeeding Business Day). In respect of any Non-Stock Change of Control Conversion or Fundamental Change Repurchase for which a Conversion Notice or Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Period), the Fundamental Change Repurchase Date shall mean the date that is two Business Days following the end of the Fundamental Change Period.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Debentures” has the meaning specified in Section 2.02.
     “Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vi) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall in any event not include (x) trade payables and expenses accrued in the ordinary course of business or (y) milestone payments and similar obligations incurred by any Person under any vessel purchase contract.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including defaulted interest and Additional Interest, if any, payable under the terms of the Registration Rights Agreement or Section 6.13 hereof.
     “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
     “Interest Make-Whole” means with respect to each $1,000 principal amount of Debentures, a payment in cash equal to the amount of any interest that, but for the Holder’s exercise of its conversion right pursuant to Section 10.01, would have accrued under the Debentures at the Interest Rate for the period from the applicable Conversion Date through May 15, 2013, discounted to the present value of such interest using a discount rate equal to the interest rate of U.S. Treasury Bonds with equivalent remaining terms from the applicable Conversion Date through May 15, 2013.
     “Issue Date” means the date of initial issuance of Debentures pursuant to this Indenture.
     “Legal Holiday” has the meaning specified in Section 11.08.
     “Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
     “Make-Whole Applicable Increase” has the meaning specified in Section 10.04(c).
     “Make-Whole Consideration” has the meaning specified in Section 10.04(c).
     “Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed, admitted to trading or quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.
     “Maturity Date” means May 15, 2028.
     “Minimum Conversion Cash Settlement Amount” has the meaning specified in Section 10.12(e).
     “Net Cash Shares” has the meaning specified in Section 10.12(e).
     “Net Settlement Shares” has the meaning specified in Section 10.12(e).
     “Non-Stock Change of Control” means a transaction described under clause (a) or clause (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.
     “Non-Stock Change of Control Conversion” has the meaning specified in Section 2.05.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers. One of the officers executing an Officers’ Certificate in accordance with Section 4.06 shall be the chief executive, financial or accounting officer of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
     “Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.
     “Parent Credit Facility” means that certain Credit Agreement dated as of January 31, 2008 among the Company, as borrower, Trico Marine Assets, Inc. and Trico Marine Operators, Inc., as Guarantors, Nordea Bank Finland PLC, New York Branch, as Administrative Agent, Lead Arranger and Book Runner, and various lenders party from time to time thereto.
     “Paying Agent” has the meaning specified in Section 2.05.

     “Permitted Indebtedness” means (A) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Debentures, as reflected in a written agreement the subordination provisions of which are acceptable to and approved by Debentureholders of a majority in principal amount of the Debentures in writing, and which Indebtedness, as confirmed by Debentureholders of a majority in principal amount of the Debentures in writing, does not provide at any time for (1) the payment, prepayment, repayment, redemption, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after May 15, 2013 or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (B) Indebtedness secured by Permitted Liens, (C) Acquisition Indebtedness, (D) Senior Permitted Indebtedness, (E) $7,545,000 of Indebtedness under the 6.11% Notes, principal and interest due in 30 semi-annual installments, maturing April 2014, collateralized by two marine vessels accepted by Trico Marine International, Inc. and guaranteed by the U.S. Maritime Administration, (F) Indebtedness related to the financing and delivery of the MV Cyngus (a multipurpose ROV/trencher construction vessel, model ST-256 L, designed by Skipsteknisk and being built by Fosen shipyard AS) in an aggregate amount not to exceed $83,000,000, (G) the 2027 Convertible Debentures, (H) non-recourse Indebtedness between Trico Shipping AS (or one of its affiliates) and Carnegie Investment Bank AB Norway Branch in an aggregate amount not to exceed the lesser of (x) $50,000,000 and (y) 50% of the fair market value of the shares of DeepOcean acquired by Trico Shipping AS (the “TSAS Shares”), which Indebtedness shall be secured solely by such shares of DeepOcean, (I) Consolidated Leverage Ratio Indebtedness, (J) extensions, refinancings and renewals of any of the foregoing items (A), (B), (C), (D) or (E) of Permitted Indebtedness, provided that in the case of items (A), (B), (C) and (E) the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be, and (J) Indebtedness evidenced by the Debentures; provided, that except for such Permitted Indebtedness of the Company outstanding and convertible into Common Stock as of the date hereof (provided that the terms of such Permitted Indebtedness are not amended, modified or changed on or after the Issue Date) and the Debentures, none of the foregoing Indebtedness shall under any circumstances be, in whole or in part, convertible into, or exchangeable or exercisable for, shares of Common Stock or Common Stock Equivalents or shall have any shares of Common Stock or Common Stock Equivalents issued in connection with such Indebtedness.
     “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment or vessel acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment, vessel or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment or vessel, or (B) existing on such equipment or vessel at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment or vessel, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods), (viii) Liens solely against the TSAS Shares granted in connection with the Indebtedness described in clause (H) of the definition of Permitted Indebtedness above, (ix) Liens in existence as of the date hereof with respect to the Acquisition Indebtedness, (x) Liens with respect to the Senior Permitted Indebtedness, (xi) Liens securing Interest Rate Protection Agreements and Other Hedging Agreements and (xii) Liens securing Consolidated Leverage Ratio Indebtedness.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “PORTAL Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.
     “principal” of a Debenture means the principal of the Debenture plus the premium, if any, payable on the Debenture that is due or overdue or is to become due at the relevant time.
     “protected purchaser” has the meaning specified in Section 2.09.
     “Public Acquirer Change of Control” means a Non-Stock Change of Control in which the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) traded on a U.S. national securities exchange or that shall be so traded or quoted when issued or exchanged in connection with such Non-Stock Change of Control (the “Public Acquirer Common Stock”). If an acquirer does not itself have a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, it shall be deemed to have Public Acquirer Common Stock (or depositary receipts or shares in respect thereof) if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, provided that such majority-owning corporation fully and unconditionally guarantees the Debentures, in which case all references to Public Acquirer Common Stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     “Public Acquirer Common Stock” has the meaning specified in the definition of Public Acquirer Change of Control.
     “Purchase Agreement” means the Purchase Agreement, dated May 14, 2008, among the Company and each of the Purchasers relating to the purchase and sale of the Debentures.
     “Purchased Shares” has the meaning specified in Section 10.05(f).

     “Purchasers” means each of Highbridge International LLC, Highbridge Convertible Arbitrage Master Fund, L.P., Portside Growth and Opportunity Fund, Capital Ventures International, Whitebox Convertible Arbitrage Partners, LP, Whitebox Intermarket Partners, LP, Guggenheim Portfolio Company XXXI, LLC, Pandora Select Partners, LP, Whitebox Special Opportunities Partners, Series B, LP, Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited, UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited, UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited, Liberty Harbor Master Fund I, L.P. , Interlachen Convertible Investments Ltd., Aristeia International Limited , Aristeia Partners, L.P. and Aristeia Special Investments Master, L.P.
     “Record Date” means, with respect to any interest payment date of the Debentures, the May 1 and November 1 preceding the applicable May 15 and November 15 interest payment date, respectively. The “Record Date,” with respect to the Conversion Rate adjustment as provided in Section 10.05, has the meaning specified in Section 10.05(g).
     “Redemption Election Notice Date” has the meaning specified in Section 3.02.
     “Register” has the meaning specified in Section 2.05.
     “Registrar” has the meaning specified in Section 2.05.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company and each of the Purchasers, as amended from time to time in accordance with its terms.
     “Repurchase Date” has the meaning specified in Section 3.05(a).
     “Repurchase Notice” has the meaning specified in Section 3.04(c).
     “Restricted Securities” has the meaning specified in Section 2.08(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Permitted Indebtedness” means Indebtedness under one or more Credit Facilities to which the Company and/or any Subsidiary is a party or obligated with respect thereto whether as borrower, issuer, guarantor or otherwise, provided that (x) the outstanding principal amount thereof shall not exceed (A) $400,000,000 during the period from the Issue Date through and including March 31, 2009 or (B) $350,000,000 thereafter, in each case less the principal amount of permanent reductions made under the agreements relating to the Senior Permitted Indebtedness after the Issue Date (other than any such permanent reductions made in connection with a refinancing thereof), (y) the margin in excess of LIBOR applicable to such

Senior Permitted Indebtedness shall not be increased on a weighted average basis by more than 3.00% over the weighted average margin applicable to the Existing Senior Permitted Indebtedness on the Issue Date (after giving effect to any flex provisions relating thereto in the agreements governing the Existing Senior Permitted Indebtedness as of the Issue Date) and (z) the scheduled principal amortization under the agreements relating to such Senior Permitted Indebtedness shall not, on a weighted average basis, be accelerated by more than 50% from the weighted average amortization schedule in effect on the Issue Date under the agreements governing the Existing Senior Permitted Indebtedness on the Issue Date.
     “Settlement Shares” has the meaning specified in Section 10.12(a).
     “Share Percentage” has the meaning specified in Section 10.12(b).
     “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the SEC.
     “Spin-Off” has the meaning specified in Section 10.05(d).
     “Spin-Off Valuation Period” has the meaning specified in Section 10.05(d).
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
     “Stockholder Approval” has the meaning specified in the Purchase Agreement.
     “Stockholder Approval Date” has the meaning specified in the Purchase Agreement.
     “Stock Price” has the meaning specified in Section 10.04(b).
     “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.
     “Trading Day” has the meaning specified in Section 10.05(g)(v).
     “Trigger Event” has the meaning specified in Section 10.05(d).

     “Trust Officer” means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “2027 Convertible Debentures” means the $150,000,000 principal amount of the Company’s 3.00% Senior Convertible Debentures due 2027 issued pursuant to the 2027 Indenture.
     “2027 Indenture” means that certain Indenture, dated as of February 7, 2007 between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued the 2027 Convertible Debentures.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
     “Volume Weighted Average Price” on any Trading Day means (i) with respect to the Common Stock, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg Page TRMA<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day or, if such Volume Weighted Average Price is unavailable or such page or its equivalent is unavailable, the volume weighted average price of each trade in the Common Stock during such Trading Day between 9:30 a.m. and 4:00 p.m., New York City time, on The Nasdaq Global Select Market or, if the Common Stock is not traded on The Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed, as calculated by a nationally recognized independent investment banking firm retained for this purpose by the Company or (ii) with respect to any Applicable Consideration or Public Acquirer Common Stock, the volume weighted average price per unit of Applicable Consideration or share of Public Acquirer Common Stock, as applicable, as determined in a manner substantially consistent with the manner in which the “Volume Weighted Average Price” of a share of Common Stock is to be determined in accordance with clause (i) as determined in good faith by the Company.
     SECTION 1.02 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Debentures.
     “indenture security holder” means a Debentureholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     SECTION 1.03 Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation; and
     (5) words in the singular include the plural and words in the plural include the singular.
ARTICLE 2
THE DEBENTURES
     SECTION 2.01 Designation, Amount and Issuance of Debentures. The Debentures shall be designated as “6.50% Senior Convertible Debentures due 2028”. The Debentures will be issued in an aggregate principal amount not to exceed $300,000,000. Debentures may be executed by the Company and delivered to the Trustee for authentication as provided in Section 2.04.
     SECTION 2.02 Form of the Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Debentures, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on the PORTAL Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

     So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Debentures”). The transfer and exchange of beneficial interests in any such Global Debentures shall be effected through the Depositary in accordance with the applicable procedures of the Depositary; and beneficial interests in the Global Debentures shall be subject to all rules and procedures of the Depositary. Except as provided in Section 2.08(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Debenture.
     Any Global Debentures shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Debentures shall be made to the Depositary in immediately available funds.
     SECTION 2.03 Date and Denomination of Debentures; Payment at Maturity; Payment of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified in the form of Debentures attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 principal amount per Debentures and accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Debentures, such principal and interest will be paid to the Depositary in immediately available funds. With respect to any certificated Debentures, such principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the office or agency of the Trustee located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202-2812.
     The Person in whose name any Debenture is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon maturity will be payable to the Person to whom principal is payable upon maturity.
     The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.
     SECTION 2.04 Execution and Authentication. One or more Officers shall sign the Debentures for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.
     A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.
     The Trustee shall authenticate and make available for delivery Debentures for original issue, upon receipt of a written order or orders of the Company signed by an Officer or by any Assistant Treasurer of the Company or any Assistant Secretary of the Company (a “Company Order”): pursuant to the Purchase Agreement, in the aggregate principal amount of up to $300,000,000. The Company Order shall specify the amount of Debentures to be authenticated and shall state the date on which such Debentures are to be authenticated.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     SECTION 2.05 Registrar and Paying Agent. The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Debentures may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Registrar shall keep a register of the Debentures (the “Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Debentures, (ii) the custodian with respect to the Global Debentures and (iii) conversion agent.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent or Registrar.
     The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
     SECTION 2.06 Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Debenture, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     SECTION 2.07 Debentureholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.
     SECTION 2.08 Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

     Upon surrender for registration of transfer of any Debentures to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.
     All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Holder for any registration of, transfer or exchange of Debentures, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.
     Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Debentures for a period of fifteen calendar days next preceding date of mailing of a notice of redemption, (b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Debentures being redeemed in part, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 10, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.04 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.
     (b) The following provisions shall apply only to Global Debentures:
     (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Debentures therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

     (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless
     (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or
     (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures.
Any Global Debentures exchanged pursuant to this Section 2.08(b)(ii) shall be so exchanged in whole and not in part.
     (iii) In addition, certificated Debentures will be issued in exchange for beneficial interests in a Global Debenture upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Debentures or this Indenture, including its rights following the occurrence of an Event of Default.
     (iv) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debentures or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debentures to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar, provided that pending completion of the exchange of a Global Debenture, the Trustee acting as custodian for the Global Debentures for the Depositary or its nominee with respect to such Global Debentures, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debentures issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Company will promptly make available to the Trustee a sufficient supply of certificated Debentures in definitive, fully registered form, without interest coupons.
     (vi) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debentures registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debentures.
     (vii) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Debenture, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the custodian for the Global Debenture, at the direction of the Trustee, to reflect such reduction.
     (c) Every Debenture (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the legend set forth in this Section 2.08(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the legend below and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (the “144 Holding Period”) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form (or as set forth in Exhibit B, in the case of Common Stock issued upon conversion of the Debentures), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing as set forth above, with written notice thereof to the Trustee:

     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;
     (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE 6.50% SENIOR CONVERTIBLE DEBENTURES DUE 2028 OF TRICO MARINE SERVICES, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, INCLUDING UNDER RULE 144 , IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A) AND 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     In connection with any transfer of the Debentures prior to the date one year after the last date of original issuance of the Debentures (other than a transfer pursuant to clause 2(C) above), the Holder must complete and deliver the transfer certificate contained in this Indenture to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause 2(D) above, the Holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The legend set forth above will be removed upon the earlier of the transfer of the Debentures evidenced thereby pursuant to clause 2(C) above or the expiration of one year from the last date of original issuance of the Debentures.

     Any Debentures that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debentures for exchange to the Registrar in accordance with the provisions of this Section 2.08(c), be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.08(c), the principal amount of the legended Global Debentures shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.08(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.08(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debentures to the Depositary.
     (d) Prior to the expiration of the 144 Holding Period, any Restricted Securities, purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).
     (e) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders of Debentures and all payments to be made to Holders of Debentures under the Debentures shall be given or made only to or upon the order of the registered Holders of Debentures (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debentures shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debentures (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.09 Replacement Debentures. If a mutilated Debenture is surrendered to the Registrar or if the Debentureholder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Debentureholder (i) satisfies the Company and the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company and the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Debentureholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Debenture is replaced. The Company and the Trustee may charge the Debentureholder for their expenses in replacing a Debenture. In case any Debenture which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or wrongfully taken, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or wrongful taking, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or wrongful taking of such Debentures and of the ownership thereof.
     Every replacement Debenture is an additional obligation of the Company.
     The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.
     SECTION 2.10 Outstanding Debentures. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.
     If a Debenture is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
     SECTION 2.11 Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debentures shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.
     SECTION 2.12 Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancellation and dispose of such canceled Debentures in accordance with its customary procedures or deliver canceled Debentures to the Company. The Company may not issue new Debentures to replace Debentures it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.
     SECTION 2.13 CUSIP and ISIN Numbers. The Company in issuing the Debentures may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Debentureholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes to the CUSIP and ISIN numbers.
ARTICLE 3
REDEMPTION AND REPURCHASE OF DEBENTURES
     SECTION 3.01 Optional Redemption of Debentures

     (a) At any time after the date hereof, subject to the terms and conditions of this Article III, if (i) the Closing Sale Price of the Common Stock on no fewer than 20 Trading Days of the 30 consecutive Trading Days immediately preceding the applicable Redemption Election Notice Date (the “Company Optional Redemption Measuring Period”) exceeds 175% of the Conversion Price, (ii) the Equity Conditions have been met from the beginning of the applicable Company Optional Redemption Measuring Period through and including the applicable Company Redemption Date, the Company may, at its option, redeem up to an aggregate pursuant to all such redemptions of 50% of the principal amount of Debentures issued on the Issue Date, in whole or in part from time to time, upon notice as set forth in Section 3.02, in cash at a price (the “Company Redemption Price”) equal to 100% of the principal amount of the Debentures being redeemed, plus interest (including any Additional Interest, if any) accrued and unpaid to, but excluding, the Company Redemption Date (unless the Company Redemption Date is after a Record Date and on or prior to the corresponding interest payment date, in which event the interest will be paid on the interest payment date to the holder of record on the Record Date).
     (b) At any time commencing on May 15, 2011, subject to the terms and conditions of this Article III, if the Closing Price of the Common Stock on no fewer than 20 Trading Days of the 30 consecutive Trading Days immediately preceding the applicable Redemption Election Notice Date exceeds 175% of the Conversion Price, the Company may, at its option, redeem all remaining outstanding Debentures, in whole or in part from time to time, upon notice as set forth in Section 3.02, in cash at the Company Redemption Price.
     (c) At any time on or after May 15, 2013, the Debentures may be redeemed at the option of the Company, in whole or in part from time to time, upon notice as set forth in Section 3.02, in cash at the Company Redemption Price.
     (d) The Company may not redeem any Debentures if a Default in the payment of interest on the Debentures has occurred and is continuing.
     SECTION 3.02 Company Redemption Election Notice; Selection of Debentures to be Redeemed. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption (which shall be a Business Day) (the “Company Redemption Date”) and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (the “Company Redemption Election Notice” and the date such notice is given, the “Redemption Election Notice Date”) not fewer than 30 calendar days nor more than 60 calendar days prior to the Company Redemption Date to each Holder of Debentures so to be redeemed in whole or in part at its last address as the same appears on the Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also deliver any Company Redemption Election Notice to the Trustee, provided that the text of the Company Redemption Election Notice shall be prepared by the Company. Such mailing shall be by first class mail. A Company Redemption Election Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such Company Redemption Election Notice. In any case, failure to give such Company Redemption Election Notice by mail or any defect in such Company Redemption Election Notice to the Holder of any Debentures designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debentures.
Each such Company Redemption Election Notice shall specify:
     (1) the aggregate principal amount of Debentures to be redeemed;
     (2) the CUSIP number or numbers of the Debentures being redeemed;
     (3) the Company Redemption Date;
     (4) the Company Redemption Price;
     (5) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures;
     (6) that interest accrued and unpaid to, but excluding, the Company Redemption Date will be paid as specified in said Company Redemption Election Notice, and that on and after said Company Redemption Date interest thereon or on the portion thereof to be redeemed will cease to accrue (unless the Company shall default in the payment of such Debentures at the Company Redemption Price);
     (7) that the Holder has a right to convert the Debentures called for redemption at any time before 5:00 p.m., New York City time, on the Business Day immediately preceding said Company Redemption Date;
     (8) if a conversion occurs with respect to any Debentures prior to the Company Redemption Date, whether the Company is electing with respect to any such conversion, a Conversion Cash Settlement Election and, if so, the Cash Percentage and the Share Percentage with respect to each such conversion, which election shall be irrevocable through and including the Company Redemption Date;
     (9) the Conversion Rate on the date of such Company Redemption Election Notice; and
     (10) the calculation of the Interest Make-Whole as if the Debentures called for redemption were converted on the Business Day immediately preceding said Company Redemption Date.
     If fewer than all the Debentures are to be redeemed, the Company Redemption Election Notice shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debentures are to be redeemed in part only, the Company Redemption Election Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debentures, a new Debentures or Debentures in principal amount equal to the unredeemed portion thereof will be issued.
     Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice of such Company Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than 35 calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Company Redemption Date.
     On or prior to the Company Redemption Date specified in the Company Redemption Election Notice given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money in immediately available funds sufficient to redeem on such Company Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate redemption price, together with accrued and unpaid interest to, but excluding, the Company Redemption Date; provided that if such payment is made on the Company Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. If any Debentures called for redemption are converted pursuant hereto prior to such Company Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debentures shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.
     If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debentures or the Debenture in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debentures are submitted for conversion in part before the mailing of the Company Redemption Election Notice.
     Upon any redemption of less than all of the outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unconverted and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for conversion during the period of fifteen calendar days preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Debentures authenticated and delivered during such period in exchange for the unconverted portion of any Debentures converted in part during such period.
     SECTION 3.03 Payment of Debentures Called for Redemption. If the Company Redemption Election Notice has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such Company Redemption Election Notice has been given shall, unless converted pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such Company Redemption Election Notice at the Company Redemption Price (unless such Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date), and, unless the

Company shall default in the payment of such Debentures at the Company Redemption Price, interest shall cease to accrue on and after such date and, after 5:00 p.m., New York City time, on the Business Day immediately preceding the Company Redemption Date (unless the Company shall default in the payment of such Debentures at the Company Redemption Price), such Debentures shall cease to be convertible and, except as provided in Section 2.06 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Company Redemption Price with respect thereto plus, if applicable, accrued and unpaid interest to, but excluding, the Company Redemption Date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the Company Redemption Price; provided that if the applicable Company Redemption Date is after the applicable Record Date and on or before an interest payment date, the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of such Debentures on the applicable Record Date instead of the Holders surrendering such Debentures for redemption on such date.
     Upon presentation of any Debentures redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a Default in payment of interest on the Debentures. If any Debentures called for redemption shall not be so paid upon surrender thereof for redemption on the redemption date as provided in this Section 3.03, to the extent legally permissible, the redemption price shall, until paid or duly provided for, bear interest from and including the redemption date at the rate borne by the Debentures and such Debentures shall remain convertible into Common Stock until the redemption price and interest shall have been paid or duly provided for.
     SECTION 3.04 Repurchase at Option of Holders Upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to maturity of the Debentures, then each Holder of Debentures shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, which shall be a date that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change, at a cash repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date.

     (b) On or before the tenth Business Day after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall mail or deliver or cause to be mailed or delivered to all Holders of record of the Debentures on the date of the Fundamental Change at their addresses shown in the Register (and to beneficial owners of the Debentures as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Debentures.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.04.
     (c) For Debentures to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time during the period beginning upon receipt of the Company Repurchase Notice and prior to 5:00 p.m., New York City time on the twentieth (20) Business Day after the Effective Date (the “Fundamental Change Period”), (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or stating the following (if the Debentures are represented by a Global Debenture): (A) the certificate number of the Debentures which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.04 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.

     SECTION 3.05 Repurchase of Debentures by the Company at the Option of Holders. (a)Each Holder of Debentures shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, on May 15, 2013, May 15, 2015, May 15, 2018 and May 15, 2023 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date, provided that if such Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid on such interest payment date to the Holders of record of the Debentures on the applicable Record Date instead of the Holders surrendering the Debentures for repurchase on such date.
     (b) On or before the twentieth Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to all Holders of record on such date (and to beneficial owners as required by applicable law) at their addresses shown in the Register (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Debentures.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Debentures or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.
     (c) For Debentures to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the applicable Repurchase Date, (i) a Repurchase Notice in the form set forth on the reverse of the Debentures duly completed (if the Debentures are certificated) or stating the following (if the Debentures are represented by a Global Debenture): (A) the certificate number of the Debentures which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and (C) that such Debentures shall be repurchased by the Company pursuant to the terms and conditions specified in the Debentures and in this Indenture, together with (ii) such Debentures duly endorsed for transfer (if the Debentures are certificated) or book-entry transfer of such Debentures (if such Debentures are represented by a Global Debenture). The delivery of such Debentures to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

     (d) The Company shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debentures.
     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debentures.
     SECTION 3.06 Company Repurchase Notice. In connection with any repurchase of Debentures pursuant to Section 3.04 or Section 3.05, the notice contemplated by such provisions (the “Company Repurchase Notice”) shall:
     (1) state the repurchase price and the Fundamental Change Repurchase Date or the Repurchase Date to which the Company Repurchase Notice relates;
     (2) state, if applicable, the circumstances constituting the Fundamental Change;
     (3) state that the repurchase price will be paid in cash;
     (4) state that Holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be;
     (5) include a form of Repurchase Notice;
     (6) state the name and address of the Paying Agent;
     (7) state that Debentures must be surrendered to the Paying Agent to collect the repurchase price;
     (8) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.07;
     (9) state whether the Debentures are then convertible, the then applicable Conversion Rate, including, in the case of the occurrence of a Fundamental Change, expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Debentures as a result of the occurrence of the Fundamental Change, including whether any Make-Whole Consideration is payable upon a conversion in connection with the Fundamental Change;

     (10) state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
     (11) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Fundamental Change Repurchase Date and Repurchase Date, as the case may be; and
     (12) state the CUSIP number of the Debentures. A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, that the text of the Company Repurchase Notice shall be prepared by the Company.
     The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Debentures.
     SECTION 3.07 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.04 or Section 3.05, the Holder of the Debentures in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Debentures. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Debentures by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or the Repurchase Date with respect to such Debentures (provided the Holder has satisfied the conditions in Section 3.04 or Section 3.05) and (y) the time of book-entry transfer or delivery of such Debentures to the Paying Agent by the Holder thereof in the manner required by Section 3.04 or Section 3.05. The Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.
     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, specifying:
     (a) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,
     (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted, and

     (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
     If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.
     SECTION 3.08 Deposit of Repurchase Price. Prior to 11:00 a.m., New York City Time, on the Business Day following the Fundamental Change Repurchase Date or the Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.04, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be.
     If on the Business Day following the Fundamental Change Repurchase Date or the Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Debentures that Holders have elected to require the Company to repurchase in accordance with Section 3.04 or 3.05, as the case may be, then, as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Debentures. This will be the case whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent.
     SECTION 3.09 Debentures Repurchased in Part. Upon presentation of any Debentures repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.
ARTICLE 4
COVENANTS
     SECTION 4.01 Payment of Debentures. The Company shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture.
     The Company shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency in the United States, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office is located at the office of the Trustee located at 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202-2812 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Debentures it can identify from its records.
     SECTION 4.03 144A Information. The Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of Debentures or holder or beneficial owner of any Common Stock (collectively, for purposes of this Section 4.03, “holder”) issued upon conversion thereof which continue to be Restricted Securities and any prospective purchaser of Debentures or such Common Stock designated by such holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder of the Debentures or such Common Stock, all to the extent required to enable such holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming such securities are not owned by Affiliate of the Company.
     SECTION 4.04 Existence. Except in compliance with Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Debentures.
     SECTION 4.05 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any

Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary and (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.
     SECTION 4.06 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating (a) that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, (b) such information with respect to any Consolidated Leverage Ratio Indebtedness incurred in such fiscal year set forth in Section 4.11(c)(v)-(z) below, and (c) as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.
     SECTION 4.07 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     SECTION 4.08 Intentionally Omitted.
     SECTION 4.09 Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders of Debentures pursuant to the Registration Rights Agreement or Section 6.13, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than two calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.
     SECTION 4.10 Reporting Obligation. (a)The Company shall deliver to the Trustee copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the date the Company is required to file such annual reports, information, documents and other reports with the SEC.
     (b) For the avoidance of doubt, this Section 4.10 is not intended to create any obligation to timely file reports with the SEC.

     (c) Delivery of reports, information and other documents under this Section 4.10 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 4.11 Limit on Incurring Additional Indebtedness and Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
     (a) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any indebtedness senior to or pari passu with the Debentures other than Permitted Indebtedness; or
     (b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries, other than Permitted Liens.
     (c) At any such time that the Company seeks to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Consolidated Leverage Ratio Indebtedness in excess of $10,000,000, individually or in any related series of Consolidated Leverage Ratio Indebtedness, the Company shall deliver, prior to the incurrence of such Consolidated Leverage Ratio Indebtedness, an Officers’ Certificate to the Trustee (v) certifying that such Indebtedness constitutes Consolidated Leverage Ratio Indebtedness, (w) certifying the amount of the Consolidated Leverage Ratio, (x) setting forth the calculation of the Consolidated Leverage Ratio and, (y) specifying the publicly available financial information upon which such calculation was based and (z) directing the Trustee to deliver a copy of such Officers’ Certificate to the Holders in accordance with the last sentence of this Section 4.11; provided that, to the extent that any Officers’ Certificate delivered hereunder contains any material, nonpublic information, the Company shall, prior to or contemporaneously with the delivery of such certificate to the Holders, publicly disclose such information. The Trustee shall deliver a copy of any Officers’ Certificate delivered to it pursuant to this Section 4.11 to the Holders within five Business Days of its receipt thereof.
     SECTION 4.12 Changes to 2027 Convertible Debentures(a) Without the prior written consent of Debentureholders of a majority in principal amount of the Debentures, neither the Company nor any of its Subsidiaries shall take any action to (i) amend, restate or waive any terms of the 2027 Convertible Debentures that would (x) result in an increase in the Interest Rate (as defined in the 2027 Indenture as in effect on the Issue Date) or (y) permit any of the 2027 Convertible Debentures to be redeemed or repurchased prior to August 14, 2013 (other than pursuant to the terms of the 2027 Indenture as in effect on the Issue Date) or (ii) issue in exchange for the 2027 Convertible Debentures any Indebtedness with any such terms or provisions.
     (b) The Company hereby covenants and agrees from and after the date hereof that any offers made by the Company or any Subsidiary thereof to any Person with respect to any amendment, restatement, settlement or waiver relating to the 2027 Convertible Debentures or any exchange of the 2027 Convertible Debentures into Common Stock and/or Common Stock

Equivalents and/or other Indebtedness shall be offered to each Debentureholder in an economically and legally equivalent manner such that if any such Debentureholders shall accept such offer, such Debentureholders shall receive the benefit of the terms contained in such amendment, restatement, settlement or waiver and, if applicable, the exchange of the Debentures into Common Stock and/or Common Stock Equivalents and/or other Indebtedness on a substantially equivalent basis.
ARTICLE 5
SUCCESSOR COMPANY
     SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person, or sell, convey, transfer or lease all or substantially all of its property and assets to another Person unless:
     (a) either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, and a supplemental agreement, all of the Company’s obligations under the Debentures and this Indenture and, to the extent then operative, the Registration Rights Agreement;
     (b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing; and
     (c) the Company has delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 5.03.
     SECTION 5.02 Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, and by supplemental agreement, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of all of the obligations of the Company under the Registration Rights Agreement, if required, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and Trico Marine Services, Inc. shall be discharged from its obligations under the Debentures, this Indenture and the Registration Rights Agreement. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Trico Marine Services, Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
     SECTION 5.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.
ARTICLE 6
DEFAULTS AND REMEDIES
     SECTION 6.01 Events of Default. An “Event of Default” occurs if:
     (a) the Company defaults in any payment of interest (including Additional Interest, if any) on any Debenture when the same becomes due and payable and such default continues for a period of 30 calendar days;
     (b) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption or required repurchase, upon declaration or otherwise;
     (c) the Company fails to deliver cash, if applicable, shares of Common Stock (including any Additional Shares) and any Interest Make-Whole, as required pursuant to Article 10 upon the conversion of any Debentures and such failure continues for five (5) calendar days following the scheduled settlement date for such conversion;
     (d) the Company fails to provide notice of the anticipated effective date or actual effective date of a Fundamental Change on a timely basis as required by Section 3.05 or 10.01 this Indenture;
     (e) the Company fails to comply with any of its agreements contained in the Debentures or this Indenture (other than those referred to in (a), (b), (c), or (d) above or (i) below) and such failure continues for 60 calendar days after the notice specified below;
     (f) indebtedness for borrowed money of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default and the total principal amount of such indebtedness unpaid or accelerated exceeds $30 million or its foreign currency equivalent at the time and such failure continues for 30 calendar days after the notice specified below;
     (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (1) commences a voluntary case;
     (2) consents to the entry of an order for relief against it in an involuntary case;
     (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (4) makes a general assignment for the benefit of its creditors;
     (5) or takes any comparable action under any foreign laws relating to insolvency; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;
     (3) orders the winding up or liquidation of the Company or any Significant Subsidiary; or
     (4) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.
     (i) the Company fails to comply with any of its agreements contained in Section 4.11(a) and (b) of this Indenture, except, in the case of a breach of a covenant which is curable, only if such breach is in effect for thirty calendar days.
     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     A Default under clause (e) or (f) above is not an Event of Default until the Trustee or the Debentureholders of at least 25% in principal amount of the outstanding Debentures notify the

Company of the Default and the Company does not cure such Default within the time specified in such clause (e) or (f) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
     The Company shall deliver to the Trustee, promptly after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     SECTION 6.02 Acceleration. Subject to Section 6.13, if an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h)) occurs and is continuing, the Trustee by notice to the Company, or the Debentureholders of at least 25% in principal amount of the outstanding Debentures by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. The Debentureholders of a majority in principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences (including votes for or consents to such a rescission obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) if the rescission (i) would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration; and (iii) if the Company has paid the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     SECTION 6.04 Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in principal amount of the Debentures then outstanding by notice to the Trustee may waive an existing Default and its consequences (including votes for or consents to such a waiver obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) except (i) a Default in the payment of the principal of or interest (including additional interest, if any) on a Debenture, (ii) a Default arising from the failure to redeem or repurchase any Debenture when required pursuant to the terms of this Indenture, (iii) a Default arising from the failure of the Company to deliver cash, if applicable, Common Stock (including any Additional Shares) and Interest Make-Whole upon the conversion of any Debentures pursuant to the terms of this Indenture or (iv) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Debentureholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
     SECTION 6.05 Control by Majority. The Debentureholders of a majority in principal amount of the Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Debentureholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Debentureholder may pursue any remedy with respect to this Indenture or the Debentures unless:
     (a) the Debentureholder gives to the Trustee written notice stating that an Event of Default is continuing;
     (b) the Debentureholders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;
     (c) such Debentureholder or Debentureholders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;
     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (e) the Debentureholders of a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period. A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.
     SECTION 6.07 Rights of Debentureholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of principal of and liquidated damages and interest on the Debentures held by such Debentureholder, on or after the respective due dates expressed in the Debentures, or to convert such Debenture in accordance with Article 10, or to bring suit for the enforcement of any such payment or right to convert on or after such respective dates, shall not be impaired or affected without the consent of such Debentureholder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Debentureholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07;
     SECOND: to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and
     THIRD: to the Company.
     The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Debentureholder and the Company a notice that states the record date, the payment date and amount to be paid.
     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, or a suit by Debentureholders of more than 10% in principal amount of the Debentures or to any suit instituted by any Holder of Debentures for the enforcement of the payment of the principal of, or premium, if any, or interest on any Debentures on or after the due date expressed in such Debentures or to any suit for the enforcement of the right to convert any Debentures in accordance with the provisions of Article 10.

     SECTION 6.12 Waiver of Stay, Extension or Usury Laws. The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 6.13 Sole Remedy for Failure to Report. Notwithstanding any other provision of this Indenture, the sole monetary remedy for an Event of Default relating to the failure of the Company to comply with its agreements under Section 4.10 of this Indenture, Section 4(e) of the Purchase Agreement, and for any failure of the Company to comply with the requirements of Section 314(a)(1) of the TIA, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Debentures at a rate equal to 0.50% per annum. This Additional Interest will be in addition to any Additional Interest that may accrue as a result of a registration default as described in the Registration Rights Agreement and will be payable in the same manner and subject to the same terms as other interest payable under this Indenture. The Additional Interest will accrue on all outstanding Debentures from and including the date on which such Event of Default relating to a failure to comply with Section 4.10 or Section 314(a)(1) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to a failure to comply with Section 4.10 or Section 314(a)(1) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to a failure to comply with Section 4.10 hereof or Section 314(a)(1) of the TIA is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Debentures will be subject to acceleration and other remedies as provided in this Article 6 if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 6.13 will not affect the rights of Holders of Debentures in the event of the occurrence of any other Event of Default and will have no effect on the rights of Holders of Debentures under the Registration Rights Agreement.
ARTICLE 7
TRUSTEE
     SECTION 7.01 Duties of Trustee. (a)If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,

upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
     SECTION 7.02 Rights of Trustee. (a)The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.
     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee’s certificate of authentication.

     SECTION 7.05 Notice of Defaults. (a)The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.
     (b) If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal, premium (if any) or interest on any Debenture (including payments pursuant to the redemption provisions of such Debenture), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Debentureholders.
     SECTION 7.06 Reports by Trustee to Debentureholders. As promptly as practicable after each November 15, beginning with November 15, 2008, and in any event prior to December 31 in each subsequent year, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Debentureholder a brief report dated as of November 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with Section 313(b) of the TIA.
     A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each stock exchange (if any) on which the Debentures are listed. The Company agrees to notify promptly the Trustee, in writing, whenever the Debentures become listed on any stock exchange and of any delisting thereof.
     SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Debentures or the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.
     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Debentures.
     The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10;
     (b) the Trustee is adjudged bankrupt or insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debentures and such Debentureholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
     SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.
     SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
DISCHARGE OF INDENTURE
     SECTION 8.01 Discharge of Liability on Debentures. (a)When (i) the Company delivers to the Trustee all outstanding Debentures (other than Debentures replaced pursuant to Section 2.09) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at maturity or upon a redemption or repurchase pursuant to Article 3 hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Debentures, including interest thereon to maturity or such redemption or repurchase date (other than Debentures replaced pursuant to Section 2.09), and any shares of Common Stock or other property due in respect of converted Debentures, and if in each such case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.
     (b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07, 7.08 and in this Article 8 shall survive until the Debentures have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.03 and 8.04 shall survive.
     SECTION 8.02 Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Debentures deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures or, in the case of any shares of Common Stock or other property due in respect of converted Debentures, in accordance with this Indenture in relation to the conversion of Debentures pursuant to the terms hereof.
     SECTION 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
     SECTION 8.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Debentures in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debentureholders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS
     SECTION 9.01 Without Consent of Debentureholders. The Company and the Trustee may amend this Indenture or the Debentures without notice to or consent of any Debentureholder:
     (a) to cure any ambiguity, omission, defect or inconsistency; provided that such modification or amendment does not adversely affect the interests of the Holders of the Debentures in any material respect;
     (b) to comply with Article 5;
     (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code;
     (d) to add guarantees with respect to the Debentures or to secure the Debentures;
     (e) to add to the covenants of the Company for the benefit of the Debentureholders or to surrender any right or power herein conferred upon the Company;
     (f) to make any provision with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Company’s Board of Directors, adversely affect the interests of the Holders of the Debentures in any material respect;
     (g) to provide for a successor Trustee;
     (h) to make any increase in the Conversion Rate;
     (i) to make any changes or modifications necessary in connection with the registrations of the Debentures under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of the Debentures in any material respect; or
     (j) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA.
     After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     SECTION 9.02 With Consent of Debentureholders. The Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), without notice to any other Debentureholder. However, without the consent of each Holder of an outstanding Debenture affected, an amendment may not:
     (a) reduce the percentage of the Debentures required for consent to any modification of this Indenture that requires the consent of each affected Holder;
     (b) reduce the rate of or extend the time for payment of interest (including Additional Interest, if any) on any Debenture;
     (c) reduce the principal of or extend the Stated Maturity of any Debenture;
     (d) reduce the amount payable in relation to the repurchase or redemption of any Debentures;
     (e) make any Debenture payable in money other than that stated in the Debenture;
     (f) change the redemption provisions in a manner adverse to the Holders;
     (g) change our obligation to repurchase any Debentures at the option of the Holder in a manner adverse to the Holders;
     (h) change our obligation to repurchase any Debentures upon a Fundamental Change in a manner adverse to the Holders;
     (i) impair the right of a Holder to institute suit for payment of any Debentures;
     (j) change Section 4.11 of this Indenture, including, without limitation, any defined terms used therein, in any manner adverse to any Holder;
     (k) provide for amendments to the conversion rights of Holders of the Debentures and the Company’s repurchase obligations in connection with a Fundamental Change or in the event of any change or reclassification of the Common Stock, merger or consolidation, or sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole, including any adjustment contemplated by Section 10.06 or 10.13; or
     (l) except as otherwise permitted pursuant to this Indenture, adversely affect the right of a Holder to convert any Debentures into cash, or reduce the number of shares of Common Stock or any other property receivable upon conversion pursuant to the terms of this Indenture.
     It shall not be necessary for the consent of the Debentureholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment under this Section becomes effective, the Company shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
     SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Debentures shall comply with the TIA as then in effect.
     SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Debentureholder of a Debenture shall bind the Debentureholder and every subsequent Debentureholder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Debentureholder’s Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Debentureholder or subsequent Debentureholder may revoke the consent or waiver as to such Debentureholder’s Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Debentureholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Debentureholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     It is not necessary for the consent of the Holders of Debentures under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     For purposes of this Indenture, the consent of the Holder of a Global Debenture shall be deemed to include any consent delivered by any member of, or participant in, any Depositary or DTC, any nominees thereof and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company (“Depositary Entity”) by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, such Depositary Entity.
     Without limiting the generality of this Section 9.04, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depositary or its nominee that is a Holder of a Global Debenture, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in or pursuant to this Indenture to be given, made or taken by Holders, and a Depositary or its nominee that is a Holder of a Global Debenture may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Debenture in the records of such Depositary, with regard to all or any part of the principal amount of such Debenture.

     Nothing in this paragraph shall be construed to prevent the Company or the Trustee from fixing a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no further action by any Person be canceled and of no effect).
     SECTION 9.05 Notation on or Exchange of Debentures. If an amendment changes the terms of a Debenture, the Trustee may require the Debentureholder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Debentureholder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment.
     SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).
ARTICLE 10
CONVERSION OF DEBENTURES
     SECTION 10.01 Right to Convert. (a)Subject to and upon compliance with the provisions of this Indenture, at any time commencing on the Issue Date and ending on 5:00 p.m. New York City time, on the Business Day immediately preceding May 15, 2028, the Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the principal amount of the Debentures held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.12, at the Conversion Rate in effect at such time plus an amount in cash equal to the Interest Make-Whole (except in the case of a conversion in which the Make-Whole Applicable Increase pursuant to Section 10.04 hereof shall apply), by surrender of the Debentures so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02.
     (b) Debentures in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Debentures pursuant to Section 3.04 or 3.05 may be converted only if such Repurchase Notice is withdrawn in accordance with Section 3.07 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as applicable.

     (c) A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 10.
     SECTION 10.02 Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Debentures in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Debentures with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 10.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes or duties, if required pursuant to Section 10.07.
     In order to exercise the conversion right with respect to any interest in a Global Debenture, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion procedures; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 10.02 and any transfer or similar taxes or duties if required pursuant to Section 10.07.
     The cash and, if applicable, a certificate or certificates for the number of full shares of Common Stock into which the Debentures are converted (and cash in lieu of fractional shares) will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 10.12. In case any Debentures of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debentures so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.
     Each conversion shall be deemed to have been effected as to any such Debentures (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Debentures (or portion thereof) (the “Conversion Date”) and such Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.
     Any Debentures or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m.,

New York City time, on the Business Day preceding the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if a Holder converts its Debentures in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debentures. Except as provided above in this Section 10.02 and Section 10.05, no payment or other adjustment shall be made for interest accrued on any Debentures converted or for dividends on any shares issued upon the conversion of such Debentures as provided in this Article 10.
     Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the custodian for the Global Debenture at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.
     Upon the conversion of any Debentures, the accrued but unpaid interest attributable to the period from the issue date of the Debentures to the Conversion Date, with respect to the converted Debentures, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the cash (including a cash payment in lieu of fractional shares, if any) and shares of Common Stock, if any, in exchange for the Debentures being converted pursuant to the provisions hereof.
     SECTION 10.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Volume Weighted Average Price on the Conversion Date.
     SECTION 10.04 Conversion Rate.
     (a) Each $1,000 principal amount of the Debentures shall be convertible into cash and the number of shares of Common Stock, if any, based upon the Conversion Rate, which is subject to adjustment as provided in this Section 10.04 and Section 10.05.
     (b) Subject to Section 10.13, if and only to the extent a Holder elects to convert Debentures at any time following the earlier of (i) the Effective Date of the applicable Non-Stock

Change of Control and (ii) receipt of the applicable Company Repurchase Notice but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date (a “Non-Stock Change of Control Conversion”), a Holder may elect in its Conversion Notice to either (x) receive the Interest Make-Whole upon such conversion of Debentures pursuant to the terms of this Indenture or (y) cause the Company to increase the Conversion Rate applicable to such converted Debentures by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below provided that the Effective Date is prior to May 15, 2013.
     (c) If a Holder has elected to receive Make-Whole Consideration, the number of Additional Shares shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Non-Stock Change of Control.
     The numbers of Additional Shares set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table below shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which
     (1) the numerator shall be the Conversion Rate immediately prior to the adjustment and
     (2) the denominator shall be the Conversion Rate as so adjusted.
     The additional consideration payable hereunder on account of any Make-Whole Applicable Increase (as defined below) with respect to a Debenture surrendered for conversion is herein referred to as the “Make-Whole Consideration.”
     The Make-Whole Consideration will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Debentures upon conversion as described in this Indenture.
     The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be increased (the “Make-Whole Applicable Increase”):
Stock Price

Effective
Date	$35.15	$37.5	$40	$42.5	$45	$50	$55	$60	$70	$80

May 16, 2008	3.7106	3.7110	3.7110	3.7110	3.7110	3.6063	3.3615	2.8853	2.2803	1.9202
May 15, 2009	3.7110	3.7110	3.7110	3.7110	3.7110	3.6346	3.3365	2.8355	2.2033	1.8298
May 15, 2010	3.7110	3.7110	3.7110	3.7110	3.7110	3.6575	3.2866	2.7624	2.0955	1.7036
May 15, 2011	3.7110	3.7110	3.7110	3.7110	3.7110	3.5434	3.1503	2.6171	1.9049	1.4964
May 15, 2012	3.7110	3.7110	3.7110	3.7110	3.7110	3.3517	2.9633	2.4098	1.5655	1.1115
May 15, 2013	3.7110	3.7110	3.7110	3.7110	3.7058	3.0071	2.4210	1.7290	0.6395	0.1151

     If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
     (i) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares of Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;
     (ii) in excess of $80 per share (subject to adjustment in the same manner as and as of any date on which the Stock Prices are adjusted in the table above), no Additional Shares of Common Stock shall be issued upon conversion; or
     (iii) less than $35.15 per share (subject to adjustment in the same manner as and as of any date on which the Stock Prices are adjusted in the table above), no Additional Shares shall be issued upon conversion.
     Notwithstanding the foregoing, in no event will the Conversion Rate as adjusted pursuant to this Section 10.04 exceed 28.45123 per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as and as of any date on which the numbers of Additional Shares set forth in the above table are adjusted as set forth in the second paragraph of this Section 10.04(b).
     SECTION 10.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all Holders of its outstanding shares of Common Stock (other than a dividend or distribution upon a transaction to which Section 10.06 applies), then the Conversion Rate in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:
     (1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock (other than upon a transaction to which Section 10.06 applies), the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock (other than upon a transaction to which Section 10.06 applies), the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (c) In case the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock (other than upon a transaction to which Section 10.06 applies) entitling them to purchase, for a period of up to 45 calendar days, shares of Common Stock at a price per share less than the then Current Market Price, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Record Date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,
     (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
     (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price.
     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants; provided, that no adjustment to the Conversion Rate shall be made if the Holder will otherwise participate in such distribution without conversion as a result of holding the Debentures. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 10.05(c), (ii) any dividends or distributions in connection with a transaction to which Section 10.06 applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 10.05(a)) (any of the foregoing hereinafter in this Section 10.05(d) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,
     (1) the numerator of which shall be the Current Market Price; and
     (2) the denominator of which shall be the Current Market Price less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price or such Current Market Price exceeds such Fair Market Value by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of each Debenture shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date; and provided, further, that no adjustment to the Conversion Rate shall be made if the Holder will otherwise participate in such distribution without conversion as a result of holding the Debentures. Solely for purposes of the preceding sentence, the amount of Distributed Assets the Holder of a Debenture would have received had such Holder converted such Debenture shall be determined as if such conversion were effected solely into shares of Common Stock (without giving effect to Section 10.12). If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of one or more of the Company’s Subsidiaries to be traded in a securities market (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:
     (1) the numerator of which shall be the Current Market Price of the Common Stock determined for the period specified below, plus the Fair Market Value of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, determined as set forth above, and
     (2) the denominator of which shall be the Current Market Price determined for the period specified below;
and such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). For purposes of this paragraph, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price of the Common Stock shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price of the Common Stock shall mean the Closing Sale Price for the Common Stock on the same Trading Day.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.05 (and no adjustment to the Conversion Rate under this Section 10.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Debentures upon conversion by such Holders of Debentures to Common Stock.
     (e) In case the Company shall pay a dividend or otherwise distribute to all holders of its Common Stock a dividend or other distribution of exclusively cash (excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a transaction to which Section 10.06 applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable Record Date by a fraction,
     (1) the numerator of which shall be the Current Market Price; and
     (2) the denominator of which shall be the Current Market Price less the amount of the cash distribution applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following such Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date. Solely for purposes of the preceding sentence, the amount of cash the Holder of a Debenture would have received had such Holder converted such Debenture shall be determined as if such conversion were effected solely into shares of Common Stock (without giving effect to Section 10.12). If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
     (1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders whose shares are validly tendered or exchanged and not withdrawn as of the Expiration Time and accepted for purchase (the shares so accepted being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and
     (2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the Business Day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (g) For purposes of this Section 10.05, the following terms shall have the meaning indicated:
     (i) “Current Market Price,” with respect to any issuance or distribution, means, except as otherwise provided in Section 10.05(d), the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the “ex” date for such issuance or distribution requiring such computation; provided that if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 10.05(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
     (ii) “‘ex’ date”:
     (1) when used in this Article 10 with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
     (2) when used in the proviso to Section 10.05(g)(i) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and
     (3) when used in the proviso to Section 10.05(g)(i) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.
     (iii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     (iv) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (v) “Trading Day” means any day that is scheduled to be a trading day on the primary United States national securities exchange or market on which the Common Stock is listed, admitted to trading or quoted on which (i) there is no Market Disruption Event and (ii) The Nasdaq Global Select Market (or, if the Common Stock is not quoted on The Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed or admitted to trading), is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A “Trading Day” includes only those scheduled trading days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or market.
     (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.05(a)-(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     In addition to the foregoing, to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 10.05(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) five Business Days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the redemption date or Repurchase Date or Fundamental Change Repurchase Date, unless such adjustment has already been made. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Debentures are convertible.
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debentures at his last address appearing on the Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) In any case in which this Section 10.05 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.05(c), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.05(f) (each, a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Debentures converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 10.03. For purposes of this Section 10.05(k), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,

     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (l) For purposes of this Section 10.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (m) No adjustment to the Conversion Rate shall be made pursuant to this Section 10.05 if the Holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 10.05.
     SECTION 10.06 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:
(a)	any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(b)	any consolidation, merger or binding share exchange of the Company with or into another Person, or

(c)	any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that each such Debenture shall, without the consent of any Holders of Debentures, become convertible into a Conversion Settlement Amount based on only the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”), as provided further below, that holders of shares of Common Stock received in such reclassification, change, consolidation, merger, binding share exchange, sale, lease, transfer, conveyance or other disposition, except that the conditions relating to conversion of Debentures specified herein (including in Sections 10.01, 10.02 and 10.12) (modified as appropriate in the good faith judgment of the Board of Directors to apply properly to the Applicable Consideration in lieu of Common Stock) and the provisions of Section 10.12 relating to the settlement of the conversion obligation upon conversion of Debentures shall continue to apply following such transaction. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Applicable Consideration shall consist of the consideration that a majority of the holders of Common Stock who made such an election received in such transaction. The Company may not become a party to any such transaction unless its terms are consistent with the foregoing. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10, as determined in good faith by the Company or successor or purchasing corporation. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10. Upon the effectiveness of such transaction, a Holder of Debentures shall thereafter have the right to convert such Debentures, at the Conversion Rate in effect immediately prior to the effectiveness of such transaction (subject to adjustment as provided in Section 10.04 and Section 10.05), only into cash and units of Applicable Consideration (a “unit of Applicable Consideration” being, for purposes of this Indenture, the kind and amount of Applicable Consideration which the holder of one share of Common Stock would have received in such transaction, determined as set forth above), as provided for in accordance with Section 10.12.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section 10.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, sales, leases, transfers, conveyances or other dispositions.
     If this Section 10.06 applies to any event or occurrence, Section 10.05 shall not apply. Notwithstanding this Section 10.06, if a Public Acquirer Change of Control occurs and the Company elects to adjust its conversion obligation and the Conversion Rate pursuant to Section 10.13, the provisions of Section 10.13 instead of this Section 10.06 shall apply to the transaction.
     SECTION 10.07 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder of Debentures for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debentures converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     SECTION 10.08 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     SECTION 10.09 Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of

Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Debentures; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debentures for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Debentures upon the conversion of their Debentures after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     SECTION 10.10 Notice to Holders Prior to Certain Actions. In case:
(a)	the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.05; or

(b)	the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c)	of any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger or binding share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and those of its Subsidiaries taken as a whole; or

(d)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
and, in the case of the events specified in clauses (a), (b) or (c), the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y)

the date on which such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, conveyance or other disposition, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, binding share exchange, sale, lease, transfer, conveyance or other disposition, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, change, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     SECTION 10.11 Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted (and, if applicable readjusted) as provided in Section 10.05(d). If such rights have not separated, any shares of Common Stock delivered upon the conversion of Debentures shall be accompanied by such rights.
     SECTION 10.12 Settlement Upon Conversion.
     (a) Upon any conversion of Debentures, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Debentures being converted a “Conversion Settlement Amount” consisting of (i) either (x) a number of shares of Common Stock equal to the Conversion Rate (the “Settlement Shares”) or, (y) if applicable, the number of Net Settlement Shares (as defined below) set forth in the Company Settlement Notice (as defined below) and the Conversion Cash Settlement Amount and (ii) except in the case of a conversion in which the Make-Whole Applicable Increase pursuant to Section 10.04 of the Indenture shall apply, an amount in cash equal to the applicable Interest Make Whole.
     (b) On the Trading Day immediately following the applicable Conversion Date (the “Conversion Election Date”), the Company may, with respect to each $1,000 principal amount of Debentures, elect (a “Conversion Settlement Election”) to pay cash to the applicable Holder of Debentures surrendered for conversion in lieu of all or a portion of the shares of Common Stock otherwise issuable pursuant to Section 10.02 of the Indenture by delivering a written notice to such Holder (the “Company Settlement Notice”) specifying (i) the percentage of the shares of Common Stock otherwise issuable pursuant to such Conversion Notice that will be settled in cash (the “Cash Percentage”) and shares of Common Stock (the “Share Percentage”) (unless the Company has previously delivered a Company Redemption Election Notice, in which case the applicable Cash Percentage and Share Percentage shall be as specified in such Company Redemption Election Notice), (ii) the number of Net Cash Shares, (iii) the number of Net Settlement Shares, (iv) the applicable Interest Make-Whole, if any, and (v) the calculation of such figures. Notwithstanding anything herein to the contrary, if at any time prior to the Stockholder Approval Date the Company has issued (or if any outstanding Conversion Notices were satisfied in shares of Common Stock would issue) shares of Common Stock upon conversion of Debentures hereunder equal to or in excess of the Exchange Cap, (x) the Company shall promptly notify the Trustee and each Debentureholder in accordance with Section 11.02 hereof that the Exchange Cap has been met and that, until the Stockholder Approval Date, the Cash Percentage shall automatically be deemed to be 100% and the Share Percentage shall automatically be deemed to be 0% with respect to any conversion under the Indenture and (y) with respect to any Conversion Date thereafter and until the Stockholder Approval Date, the Cash Percentage shall automatically be deemed to be 100% and the Share Percentage shall automatically be deemed to be 0%.
     (c) On the third Trading Day following the applicable Conversion Date, the Company shall deliver to the applicable Holder (i) an amount in cash equal to the applicable Interest Make-Whole (except in the case of a conversion in which the Make-Whole Applicable Increase pursuant to Section 10.04 of the Indenture shall apply) and (ii) the Settlement Shares or the Net Settlement Shares, if any and as the case may be, in accordance with Section 10.02 of the Indenture.
     (d) If the Company has made a Conversion Settlement Election with respect to any conversion of Debentures, (i) on the Trading Day immediately following the last Trading Day in the applicable Conversion Settlement Averaging Period, the Company shall deliver a written notice to such Holder specifying (x) the Conversion Cash Settlement Amount and (y) the calculation of such figure and (ii) on the second Trading Day immediately following the last Trading Day in the applicable Conversion Settlement Averaging Period, the Company shall pay cash to such Holder in an amount equal to the Conversion Cash Settlement Amount.
     (e) For the purposes of this Agreement:
     (1) “Daily Conversion Cash Settlement Amount” equals the greater of (i) the Minimum Conversion Cash Settlement Amount and (ii) the Daily Settlement Amount for such Trading Day in the Conversion Settlement Averaging Period.
     (2) “Conversion Cash Settlement Amount” means the sum of the Daily Conversion Cash Settlement Amount for each Trading Day during the applicable Conversion Settlement Averaging Period.
     (3) “Conversion Settlement Averaging Period” means, with respect to any conversion of Debentures, the applicable number of consecutive Trading Days commencing with the second Trading Day immediately following the Conversion Date, specified by the applicable Holder in the applicable Conversion Notice, which period shall not be less than one (1) Trading Day nor more than twenty (20) Trading Days, or, if no such period is set forth in such Conversion Notice, the twenty (20) consecutive Trading Day period commencing with the second Trading Day immediately following the Conversion Date
     (4) “Daily Settlement Amount” means, with respect to any Trading Day in the applicable Conversion Settlement Averaging Period, the product of (x) the Daily Share Amount for such Trading Day and (y) the Volume Weighted Average Price of the Company’s Common Stock (or, if the Conversion Settlement Amount is then based (x) on the Applicable Consideration in accordance with Section 10.06, a unit of the Applicable Consideration or (y) on shares of Public Acquirer Common Stock in accordance with Section 10.13, a share of the Public Acquirer Common Stock) on such Trading Day.
     (5) “Daily Share Amount” means, with respect to any Conversion Settlement Averaging Period, such number of shares of Common Stock equal to the quotient of (x) the number of the applicable Net Cash Shares and (y) the number of Trading Days in the applicable Conversion Settlement Averaging Period.
     (6) “Minimum Conversion Cash Settlement Amount” means the quotient of (x) the product of (A) the applicable Cash Percentage and (B) $1,000 divided by (y) the number of Trading Days in the applicable Conversion Settlement Averaging Period.
     (7) “Net Cash Shares” means, in respect of each $1,000 principal amount of Debentures being converted, the number of shares of Common Stock equal to the product of (i) the Conversion Rate and (ii) the applicable Cash Percentage.
     (8) “Net Settlement Shares” means, in respect of each $1,000 principal amount of Debentures being converted, the number of shares of Common Stock equal to the product of (i) the Conversion Rate and (ii) the applicable Share Percentage; provided, that if a Conversion Settlement Election is not timely made with respect to such conversion, the Share Percentage shall be deemed to equal 100%; provided, further that if the Conversion Settlement Amount is then based (x) on the Applicable Consideration in accordance with Section 10.06, such number of shares of Common Stock shall be adjusted to the equivalent units of Applicable Consideration or (y) on shares of Public Acquirer Common Stock in accordance with Section 10.13, such number of shares of Common Stock shall be adjusted to the equivalent shares of Public Acquirer Common Stock.
     SECTION 10.13 Conversion After a Public Acquirer Change of Control.
     (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of adjusting the Conversion Rate pursuant to Section 10.04(b) or 10.06, elect to adjust its conversion obligation and the Conversion Rate such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Debentures shall be entitled, subject to the conditions relating to conversion of Debentures specified herein (including Sections 10.01, 10.02 and 10.12)) to receive a Conversion Settlement Amount upon conversion of Debentures based on shares of Public Acquirer Common Stock; and the Conversion Rate in effect immediately before the Public Acquirer Change of Control shall be adjusted by multiplying it by a fraction:
     (1) the numerator of which shall be (A) in the case of a consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted solely into cash, the value of such cash paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control; and

     (2) the denominator of which shall be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control.
     (b) The Company shall notify Holders of its election by providing notice as set forth in Section 10.04(b).
     (c) If the Company elects to make the adjustment to the Conversion Rate described in Section 10.13(a) in the event of a Public Acquirer Change of Control, (i) Holders of Debentures will not be entitled to receive any Additional Shares pursuant to Section 10.04(b) as a result of such Public Acquirer Change of Control; (ii) Section 10.06 will not apply to such transaction; and (iii) the Company and the acquirer or other issuer of Public Acquirer Common Stock shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall, without the consent of any Holders of Debentures, be convertible into a Conversion Settlement Amount based on shares of Public Acquirer Common Stock at the adjusted Conversion Rate as specified above (subject to the conditions relating to conversion of Debentures specified herein (including Sections 10.01, 10.02 and 10.12)). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10, as determined in good faith by the Company or the Public Acquirer.
     SECTION 10.14 Limitations on Foreign Ownership. The shares of Common Stock issuable upon conversion of the Debentures are subject to limitations on foreign ownership as and to the extent set forth in the certificate of incorporation and bylaws of the Company as of the Issue Date. By reason of such limitations, upon conversion of the Debentures, as and to the extent set forth in the certificate of incorporation and bylaws of the Company as of the Issue Date, an Alien (as defined in the certificate of incorporation of the Company as of the Issue Date) holding Common Stock received upon conversion of the Debentures will not receive or accrue any rights with respect to any dividends or other distributions of assets declared payable or be entitled to vote with respect to any matter submitted to stockholders and will be subject to having any Excess Shares (as defined in the certificate of incorporation of the Company as of the Issue Date) of such Alien redeemed by the Company for cash or for promissory notes of the Company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. Each Debentureholder, by accepting the same, (a) agrees to and shall be bound by such limitations and (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such limitations.
     SECTION 10.15 Conversion Limitation; Principal Market Regulation. (a) Conversion Limitation. The Company shall not effect any conversion of a Debenture, and no Holder shall have the right to convert any portion of such Debenture, to the extent that after giving effect to such conversion, a Holder (together with such Holder’s affiliates whose ownership of securities is not disaggregated from such Holder in accordance with SEC Release No. 34-39538) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Conversion Limitation”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of a Debenture in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Debentures beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 10.15, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the a, the Company shall within one Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Debenture, by a Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the Stated Maturity, or (ii) during the Fundamental Change Period.
     (b) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Debentures, and the Holders shall not have the right to receive upon conversion of their Debentures any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Debentures without breaching the Company’s obligations under the rules or regulations of the NASDAQ Global Select Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (i) obtains the Stockholder Approval or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to Debentureholders of a majority in principal amount of the Debentures in writing.
ARTICLE 11
MISCELLANEOUS
     SECTION 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
     SECTION 11.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Company:
Trico Marine Services, Inc.
2401 Fountainview Drive, Suite 920
Houston, TX 77057
Attention: General Counsel
     if to the Trustee:
Wells Fargo Bank, National Association
1445 Ross Avenue – 2nd Floor
Dallas, TX 75202-2812
Attention: Patrick Giordano
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Debentureholder shall be mailed to the Debentureholder at the Debentureholder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed. The Trustee will forward to Debentureholders any notices permitted or required to be provided by the Company to the Debentureholders hereunder.
     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Notwithstanding any other provision of this Indenture or any Debenture, where this Indenture or any Debenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Debenture (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Debenture (or its designee), pursuant to the customary procedures of such Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
     SECTION 11.03 Communication by Debentureholders with Other Debentureholders. Debentureholders may communicate pursuant to TIA § 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

     SECTION 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, notices or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 11.06 When Debentures Disregarded. In determining whether the Debentureholders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time shall be considered in any such determination.
     SECTION 11.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     SECTION 11.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Houston, Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
     SECTION 11.09 Governing Law. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 11.10 No Interpretation of or by Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 11.11 Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     SECTION 11.14 Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or, premium, if any, or interest on any Debentures or for any claim based upon any Debentures or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debentures or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
     SECTION 11.15 Severability. In case any provision in this Indenture or in the Debentures is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     SECTION 11.16 Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Debentures.
     SECTION 11.17 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Debentures. The Company or its agents shall make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company upon request shall provide a schedule of its calculations to the Trustee, and the Trustee shall be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Holder upon the request of such Holder.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TRICO MARINE SERVICES, INC., as Issuer

By:	/s/ Geoff Jones

Name:	Geoff Jones
Title:	VP and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Patrick Giordano

Name:	Patrick Giordano
Title:	Vice President, Senior Relationship Manager (Corporate Trust Services)

EXHIBIT A
[FORM OF FACE OF DEBENTURE]
[Global Debentures Legend]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Debentures Legend]
     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;
(2) AGREES THAT IT WILL NOT PRIOR TO THE DATE ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE 6.50% SENIOR CONVERTIBLE DEBENTURES DUE 2028 OF TRICO MARINE SERVICES, INC. (THE “COMPANY”) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK THAT MAY BE ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO ANY OTHER

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EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE; AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A) AND 2(C) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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No.	$
6.50% Senior Convertible Debenture due 2028
CUSIP No.: __________
     Trico Marine Services, Inc., a Delaware corporation, promises to pay to [                                        ] 1, principal sum of                     , Dollars [, as r evised by the Schedule of Increases or Decreases in Global Debenture attached hereto,]1 on May 15, 2028.
     Interest Payment Dates: May 15 and November 15.
     Record Dates: May 1 and November 1.
     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
     IN WITNESS WHEREOF, Trico Marine Services, Inc. has caused this instrument to be duly executed.

TRICO MARINE SERVICES, INC.

By:

Name:
Title:

Dated:

[1]	Use the Schedule of Increases and Decreases language if Debenture is in Global form.

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Debentures referred to in the Indenture.

By:

Authorized Signatory

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[FORM OF REVERSE SIDE OF DEBENTURE]
6.50% Senior Convertible Debenture due 2028
1. Interest
     (a) TRICO MARINE SERVICES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Debenture at the rate of 6.50 percent per annum (the “Interest Rate”). The Company will pay interest semiannually on May 15 and November 15 of each year commencing on November 15, 2008. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May ___, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.
     (b) Additional Interest. The Holder of this Debenture shall be entitled to receive Additional Interest as and to the extent provided in the Indenture and that certain Registration Rights Agreement, dated as of May ___, 2008, between the Company and each of the Purchasers named therein.
2. Method of Payment
     The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the November 1 and May 1 next preceding the interest payment date even if Debentures are canceled after the record date and on or before the interest payment date, except as otherwise provided in the Indenture. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay interest (i) on any Global Debentures by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Debentures in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee (as defined below) and (iii) on any Debentures in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Debentures duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes in Dallas, Texas, which shall initially be an office or agency of the Trustee.
3. Paying Agent and Registrar
     Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent, Registrar and conversion agent. The Company may appoint and change any Paying

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Agent, Registrar or co-registrar or conversion agent without notice. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.
4. Indenture
     The Company issued the Debentures under an Indenture dated as of May ___, 2008 (the “Indenture”), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture (except as specifically provided in Section 1(b) hereof). The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the TIA for a statement of those terms.
     The Debentures are senior unsecured obligations of the Company. This Debenture is one of the Debentures referred to in the Indenture initially issued in an aggregate principal amount of $300,000,000.
5. Optional Redemption
     No sinking fund is provided for the Debentures. At the option of the Company, the Company may elect to redeem up to 50% of the principal amount of Debentures issued on the Issue Date, in whole or in part from time to time, if the Equity Conditions have been met from the beginning of the applicable Company Optional Redemption Measuring Period through and including the applicable Company Redemption Date and the Closing Sale Price of the Common Stock on no fewer than 20 Trading Days of the 30 consecutive Trading Days immediately preceding the applicable Redemption Notice Date exceeds 175% of the Conversion Price. Commencing May 15, 2011, at the option of the Company, the Company may elect to redeem 100% of the Debentures, in whole or in part from time to time, if the Closing Sale Price of the Common Stock on no fewer than 20 Trading Days of the 30 consecutive Trading Days immediately preceding the applicable Redemption Notice Date exceeds 175% of the Conversion Price.
     At any time on or after May 15, 2013, all remaining outstanding Debentures may be redeemed at the option of the Company, in whole or in part from time to time, on not less than 30 calendar days’ nor more than 60 calendar days’ prior notice.
     All such optional redemptions shall be at a redemption price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
6. Notice of Redemption
     Notice of redemption will be mailed by first-class mail at least 30 calendar days but not more than 60 calendar days before the redemption date to each Holder of Debentures to be redeemed at his or her registered address. Debentures in denominations larger than $1,000 may

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be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Debentures (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debentures (or such portions thereof) called for redemption.
7. Repurchase of Debentures at the Option of Debentureholders
     If a Fundamental Change occurs at any time prior to maturity of the Debentures, this Debenture will be subject to a repurchase, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Debenture to, but excluding, the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record of this Debenture on the applicable record date instead of the Holders surrendering the Debentures for repurchase on such date. For Debentures to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date.
     Subject to the terms and conditions of the Indenture, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all or any portion of the Debentures held by such Holder, on May 15, 2013, May 15, 2015, May 15, 2018 and May 15, 2023 at a repurchase price equal to 100% of the principal amount of this Debenture, together with any accrued and unpaid interest on this Debenture to, but excluding, the Repurchase Date, as provided in the Indenture; provided that if such Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the holder of record on the applicable record date instead of the Holders surrendering the Debentures for repurchase on such date. To exercise such right, a Holder shall deliver to the Paying Agent the Repurchase Notice containing the information specified by the Indenture, together with the Debentures, duly endorsed for transfer, or (if the Debentures are Global Debentures) book-entry transfer of the Debentures, at any time during the period from 9:00 a.m., New York City time, on the date that is 20 Business Days prior to the applicable Repurchase Date to 5:00 p.m., New York City time, on the applicable Repurchase Date.
     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, all as provided in the Indenture.
8. Conversion
     Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Debenture into cash

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and, if applicable, Common Stock based on a Conversion Rate of [ ] shares of Common Stock per $1000 principal amount of Debentures (equivalent to a Conversion Price of approximately $[ ] per share), as the same may be adjusted pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion by any Holder, the Company may elect to pay to such Holder, per $1,000 principal amount of Debentures, the applicable Conversion Cash Settlement Amount (as defined in the Indenture) plus an amount in cash equal to the Interest Make-Whole (except in the case of a conversion in which the Make-Whole Applicable Increase pursuant to Section 10.04 of the Indenture shall apply) and deliver the applicable Settlement Shares (as defined in the Indenture) or Net Settlement Shares (as defined in the Indenture) in lieu of delivering all or a portion of the shares of Common Stock otherwise issuable upon such conversion.
     If and only to the extent Holders elect a Non-Stock Change of Control Conversion (as defined in the Indenture), the Company may be required to increase the Conversion Rate applicable to such converting Debentures; provided that in the case of a Non-Stock Change of Control constituting a Public Acquirer Change of Control (as defined in the Indenture), the Company may, in lieu of increasing the Conversion Rate, elect to adjust the conversion obligation and the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of Public Acquirer’s Common Stock (as defined in the Indenture) determined as set forth in the Indenture.
     If this Debenture (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding interest payment date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (excluding any Additional Interest) otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Holder surrenders this Debenture for conversion in connection with a redemption and the Company has specified a redemption date that is after a Record Date and on or prior to the corresponding interest payment date, (2) if the Holder surrenders this Debenture in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding interest payment date or (3) to the extent of any overdue interest, if any, existing at the time of conversion with respect to this Debenture.
     No fractional shares will be issued upon any conversion of Debentures, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debentures or Debentures for conversion.
     A Debenture in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.

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9. Denominations, Transfer, Exchange
     The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Debentureholder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Debentureholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
10. Persons Deemed Owners
     The registered Holder of this Debenture may be treated as the owner of it for all purposes.
11. Unclaimed Money
     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Debentures that remains unclaimed for two years, and, thereafter, Debentureholders entitled to the money and/or securities must look to the Company for payment as general creditors.
12. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended without prior notice to any Debentureholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Debentures and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Debentures. In certain circumstances set forth in the Indenture, the Company and the Trustee may amend the Indenture or the Debentures without the consent of any Holder of Debentures.
13. Defaults and Remedies
     If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable, except as provided in the Indenture. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Debentures will become immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debentures may rescind any such acceleration with respect to the Debentures and its consequences. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair, as among the Company and the Holder of the

5

Debentures, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Debenture as provided in the Indenture.
14. Trustee Dealings with the Company
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
15. Indenture and Debentures Solely Corporate Obligations
     No recourse for the payment of the principal of or, premium, if any, or interest on any Debentures or for any claim based upon any Debentures or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Debentures or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures.
16. Authentication
     This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.
17. Abbreviations
     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18. GOVERNING LAW
     THIS DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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19. CUSIP and ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Debentures and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Debentureholders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Limitations on Foreign Ownership.
     The shares of Common Stock issuable upon conversion of the Debentures are subject to limitations on foreign ownership as and to the extent set forth in the certificate of incorporation and bylaws of the Company as of the Issue Date. By reason of such limitations, upon conversion of the Debentures, as and to the extent set forth in the certificate of incorporation and bylaws of the Company as of the Issue Date, an Alien (as defined in the certificate of incorporation of the Company as of the Issue Date) holding Common Stock received upon conversion of the Debentures will not receive or accrue any rights with respect to any dividends or other distributions of assets declared payable or be entitled to vote with respect to any matter submitted to stockholders and will be subject to having any Excess Shares (as defined in the certificate of incorporation of the Company as of the Issue Date) of such Alien redeemed by the Company for cash or for promissory notes of the Company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. Each Debentureholder, by accepting the same, (a) agrees to and shall be bound by such limitations and (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such limitations.
     The Company will furnish to any Holder of Debentures upon written request and without charge to the Holder a copy of the Indenture.

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CONVERSION NOTICE
TO: TRICO MARINE SERVICES, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash and shares of Common Stock of Trico Marine Services, Inc., if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, deliverable upon conversion or for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

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     Fill in the registration of shares of Common Stock, if any, if to be issued, and Debentures if to be delivered, and the person to whom cash, if any, and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:
Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)
Principal amount to be converted
(if less than all):

$
Social Security or Other Taxpayer
Identification Number:
CONVERSION SETTLEMENT AVERAGING PERIOD FOR CONVERSION

Cash Percentage	Conversion Settlement Averaging Period
[If greater than 0% and less than _____%]:

[If greater than _____% and less than ____%]:

[If greater than _____% and less than ____%]:

[If greater than _____%]:

NON-STOCK CHANGE OF CONTROL CONVERSION ELECTION (IF APPLICABLE):

Check box that applies:
Holder elects to receive the Interest Make-Whole	☐

Holder elects to receive the Make-Whole Consideration	☐

9

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

10

REPURCHASE NOTICE
TO: TRICO MARINE SERVICES, INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
     The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Trico Marine Services, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with, except as provided in the Indenture, accrued and unpaid interest to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s)
NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.
Debentures Certificate Number (if applicable):
Principal amount to be repurchased
(if less than all, must be $1,000 or whole multiples thereof):
Social Security or Other Taxpayer Identification Number:

11

ASSIGNMENT
     For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Debentures, and hereby irrevocably constitutes and appoints                      attorney to transfer said Debentures on the books of the Company, with full power of substitution in the premises.
     In connection with any transfer of the Debentures prior to the expiration of the holding period applicable to sales thereof under Rule 144 without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debentures are being transferred:
☐	To Trico Marine Services, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.
     Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof.

12

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debentures in every particular without alteration or enlargement or any change whatever.

13

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL DEBENTURE*
The following increases or decreases in this Global Debenture have been made:

			Principal Amount of	Signature of authorized
	Amount of decrease in Principal	Amount of increase in Principal	Debenture following	signatory of Trustee
	Amount of this Global	Amount of this Global	such decrease or	or Securities
Date	Debenture	Debenture	increase	Custodian

*	For Global Debentures only

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EXHIBIT B
FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION1
     THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER AGREES THAT (1) IT WILL NOT, WITHIN ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO TRICO MARINE SERVICES, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933 PROVIDED BY RULE 144 , IF AVAILABLE, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH TRANSFER, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY; AND (2) THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 1(B) ABOVE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[1]	This legend should be included only if the Security is a Transfer Restricted Security.